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                                                                    EXHIBIT 23.1

The Board of Directors
Windrose Medical Properties Trust:

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Combined Financial Data" and "Experts" in the prospectus.





KPMG LLP
Indianapolis, Indiana
May 22, 2002